                                    FILED PURSUANT TO RULES 424(b)(3) AND 424(c)
                                                      REGISTRATION NO. 333-96813

                           PROSPECTUS SUPPLEMENT NO. 1
                      TO PROSPECTUS DATED OCTOBER 11, 2002

                                  NEXMED, INC.
                                5,458,657 SHARES
                                  COMMON STOCK

         This prospectus supplement relates to the resale, from time to time of up to 5,458,657 shares of Common Stock of NexMed, Inc., a Nevada corporation, all of which are being offered by the selling shareholders named in the prospectus dated October 11, 2002 or in any amendments or supplements thereto.

         This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus, including any amendments or supplements thereto.

         The information in the table appearing under the heading "Selling
Shareholders" in the prospectus is amended by adding the information below with respect to selling shareholders not previously listed in the prospectus, and by superceding the information with respect to selling shareholders previously listed in the prospectus.

                              SELLING SHAREHOLDERS

                                                  PERCENTAGE
                                                  OF CLASS
                                                  OWNED BY            NUMBER OF                             PERCENTAGE OF
                                                  THE                  SHARES             NUMBER OF          CLASS TO BE
                                                  SELLING             OF COMMON           SHARES OF         OWNED BY THE
                                                  SHAREHOLDER           STOCK           COMMON STOCK           SELLING
     NAME OF            NUMBER OF SHARES OF       BEFORE               COVERED           TO BE OWNED         SHAREHOLDER
     SELLING            COMMON STOCK OWNED        THIS                 BY THIS           AFTER THIS          AFTER THIS
   SHAREHOLDER         BEFORE THIS OFFERING       OFFERING (13)       PROSPECTUS          OFFERING          OFFERING (14)
   -----------         --------------------       -------------       ----------          --------          -------------

Griffin                      34,471(2)               *                 34,471                 0                    *
Securities, Inc.

Friendly Capital            19,470 (15)              *                 19,470                 0                    *
LLC

*    Less than 1%.

(2)  Consists of shares of Common Stock issuable on exercise of warrants issued as compensation for services rendered as a placement agent.

(13) This percentage is calculated using as the numerator, the number of shares of Common Stock included in the prior column and as the denominator,
     28,274,471 shares of Common Stock outstanding as of October 1, 2002 plus the number of shares of Common Stock issuable upon the exercise of options, warrants or other convertible securities held by the selling shareholder before this offering.

(14) This percentage is calculated using as the numerator, the number of shares of Common Stock included in the prior column and as the denominator,
     28,274,471 shares of Common Stock outstanding as of October 1, 2002 plus the number of shares of Common Stock issuable upon the exercise of options, warrants or other convertible securities held by the selling shareholder after this offering, assuming the sale by the selling shareholder of all of its shares covered by this prospectus.

(15) Consists of shares of Common Stock issuable on exercise of warrants issued to Griffin Securities, Inc. as compensation for services rendered as a placement agent, which warrants were transferred to the selling shareholder in October 2004.

                              ---------------------

         THE SHARES OFFERED IN THE PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU
SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE
PROSPECTUS, IN DETERMINING WHETHER TO PURCHASE SHARES OF OUR COMMON STOCK.

                             ---------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE
PROSPECTUS OR THIS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 18, 2004